                                                                EXHIBIT (D)(II)

                 OPTION FOR VARIABLE ADDITIONAL BENEFITS RIDER

THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROVIDED BY THIS RIDER IS VARIABLE AND MAY INCREASE OR DECREASE BASED ON SEPARATE ACCOUNT PERFORMANCE. (SEE THE VARIABLE ADDITIONAL DEATH BENEFIT PROVISION.)

THE CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED.

IF THIS RIDER IS ADDED AFTER THE POLICY IS ISSUED, THE WAITING PERIODS FOR INCONTESTABILITY AND SUICIDE ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on: the Policy Specifications page or; on the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider. This Rider allows you to buy variable life insurance on the life of the Insured. You may buy this variable life insurance if: the Policy is in force; and your right to make premium payments for this Rider has not been terminated.

DEFINITIONS ISSUE DATE OF THIS RIDER. The Issue Date of this Rider is shown on the Policy Specifications page or Policy Specification for Policy Change page. It is the effective date of this Rider.

            INVESTMENT START DATE. The Investment Start Date is the date the first net premium paid for this Rider is applied to the Separate Account. This date will be the latest of:

            1. The 20/th/ day following the Issue Date of the Policy; and

            2. The 20/th/ day following the date we receive the full first premium due for the Policy at our Designated Office.

            Prior to the Investment Start Date, we will place any payment you make to this Rider in the Fixed Account where it will earn a fixed rate of interest until the Investment Start Date.

            VALUATION DATE. A Valuation Date is each day that the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis of such Valuation date, as long as the basis is not inconsistent with applicable law.

            VALUATION PERIOD. A Valuation Period is the period between two successive Valuation Dates starting at 4:00 P.M., New York City time, on each Valuation Date and ending at 4:00 P.M., New York City time, on the next succeeding Valuation Date. We reserve the right, on 30 days notice, to change the basis for such Valuation Period as long as the basis is not inconsistent with applicable law.

            SEPARATE ACCOUNT. The Separate Account is [                 ].

            INVESTMENT DIVISIONS. The Investment Divisions are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company or companies. Each class of stock represents a separate portfolio of an investment company.

            The Investment Divisions available on the Issue Date of this Rider are shown in the application for this Rider. We may from time to time make other Investment Divisions available to you. We will provide you with written notice of all material details including investment objectives and all charges.

            FIXED ACCOUNT. The Fixed Account is an account to which you can allocate Scheduled or Unscheduled Premium Payments. Interest will be credited at a rate of not less than the Fixed Account Guaranteed Interest Rate shown on the Option for Variable Additional Benefits Rider Schedule (called "Schedule"). The Fixed Account is part of our general account.

5E-1VAB-06

           LOAN COLLATERAL ACCOUNT. The Loan Collateral Account is the account to which we will transfer any cash value from the Fixed and Separate Accounts needed for a policy loan

           CASH VALUE. The Cash Value is the sum of: (a) the value of the Fixed Account; (b) the value in each investment division of the Separate Account; and (c) the value of the Loan Collateral Account.

           CONDITIONAL GUARANTEED DEATH BENEFIT. The Conditional Guaranteed Death Benefit is the amount of death benefit needed to prevent the Policy from becoming a Modified Endowment Contract under the Internal Revenue Code due to a decrease in the death benefit because of adverse investment performance during any 7-year test period. It protects you from the adverse tax consequences associated with the Policy being treated as a Modified Endowment Contract instead of a life insurance policy as defined by the Internal Revenue Code. After the first seven years, your death benefit during any 7-year pay test period will not be less than your death benefit at the beginning of that 7-year test period. Any Cash withdrawal under this option will reduce or eliminate the Conditional Guaranteed Death Benefit. This guarantee will also end if the Policy becomes a Modified Endowment Contract for any other reason.

           NET PREMIUMS. Net Premiums are Scheduled and Unscheduled premiums minus the Premium Load shown on the Schedule.

           NET SINGLE PREMIUMS. Net Single Premiums are used to calculate the amount of variable additional insurance under this benefit. A table showing the net single premiums for each policy anniversary is attached to this rider.

           COST OF INSURANCE CHARGE. A Cost of Insurance Charge is deducted each month from the Cash Value of the Fixed Account and of the Investment Divisions. We may change these charges, but they will never be more than the guaranteed monthly percentages shown in the Table of Guaranteed Maximum Cost of Insurance Charges.

           OTHER CHARGES. The Premium Load, the expense charge, mortality and expense risks charges and any transfer fee charge are shown on the Schedule.

           CASH VALUE. The Cash Value is calculated as follows:

           1. On the Investment Start Date, the Cash Value is equal to the sum of any Net Premiums.

           2. For each Valuation Date, the Cash Value will equal:

               a. The cash value in the Fixed Account on the preceding
                  valuation date credited with interest for the current valuation period; plus

               b. The cash value in each Investment Division on the preceding valuation date multiplied by the experience factor for the current valuation period; plus

               c. The cash value in the Loan Collateral Account on the
                  preceding valuation date credited with interest for the current valuation period; plus

               d. Any Net Premium received during the current valuation
                  period and allocated to the Fixed Account and any Investment Division; plus

               e. Any cash value transferred to the Fixed Account from an
                  Investment Division during the current valuation period;
                  plus

               f. Any cash value transferred to the Loan Collateral Account from the Fixed Account or another Investment Division; plus

               g. Any cash value transferred to an Investment Division from the Fixed Account or another Investment Division during the current valuation period; less

               h. Any cash value transferred from the Fixed Account to an
                  Investment Division during the current valuation period;
                  less

               i. Any cash value transferred from the Loan Collateral Account to an the Fixed Account or an Investment Division; less

               j. Any cash value transferred from an Investment Division to the Fixed Account of another Investment Division during the current valuation period; less

5E-1VAB-06

                   k. Any cash withdrawals from the Fixed Account and
                      Investment Divisions during the current valuation period; less

                   l. The portion of any Monthly Deduction not deducted during the current Valuation Period or any Monthly Deductions not deducted during a prior Valuation Period, due to insufficient Cash Value in the Investment Divisions and the Fixed Account; less

                   m. The portion of any monthly Cost of Insurance and
                      Separate Account charges deducted from the Fixed Account and each Investment Division during the current valuation period.

EXPERIENCE     1. The "experience factor" for a Valuation Period is the net
FACTOR asset value per Investment Company share at the end of the current Valuation Period: plus

               2. The per share amount of any investment dividend or capital gain paid by the Investment Company during the current Valuation Period: less

               3. Any per share charge for taxes or any reserve for taxes.

               This amount is then divided by the net asset value per investment company share at the end of the preceding Valuation Period.

MONTHLY        Each month the following amounts will be deducted from the Cash
DEDUCTION      Value of this Rider:

               1. Cost of Insurance Charge;

               2. Expense Charge;

               3. Mortality and expense risks charge; and

               4. Any accrued Monthly Deductions.

               You may choose to have the Monthly Deduction charged proportionately to the Fixed Account and each Investment Division of the Separate Account or all to the Fixed Account. If you choose to have the Monthly Deduction charged to the Fixed Account and its value is not sufficient, the remainder will be charged proportionately to each Investment Division of the Separate Account.

               If during any month the Cash Value, less any loan collateral, is less than the Monthly Deduction, the unpaid amount will accrue without interest until the Cash Value, less the Loan Collateral Account, is large enough to cover the accrued Monthly Deduction. Accrued Monthly Deductions will reduce Cash Value and Death Benefit under this Rider.

VARIABLE       The Variable Additional Insurance Death Benefit is the Cash
ADDITIONAL     Value divided by the Net Single Premium for that day. The
INSURANCE      amount of the benefit is subject to change on each Valuation
DEATH BENEFIT  Date. The Variable Additional Insurance Death Benefit will be included in the Policy Proceeds. However, if the Conditional
               Guaranteed Death Benefit is larger, we will pay that amount instead.

PAYMENTS FOR   You may make either Scheduled Premium payments or Unscheduled
THIS RIDER     premium payments as described below.

SCHEDULED      Premiums for this Rider are payable as shown on the Policy
PREMIUM        Specifications page or the Policy Specifications for Policy
PAYMENTS       Change page. The first premium is due on the Issue Date of the
               Rider. However, you may change the amount of or stop your Scheduled Premium payments at any time, subject to the Maximum and Minimum limits shown on the Schedule. You may resume making
               Scheduled Premium payments that have been stopped provided your right to make payments for this Rider has not been terminated under the Termination of Right to Make Payments provision.

UNSCHEDULED    You may make Unscheduled payments for this Rider provided that
PAYMENTS       the total payments (Scheduled and Unscheduled) for this Rider do not exceed Maximum amounts shown in the Schedule.

               We will send you a statement confirming the amount of any Unscheduled Premium payment, the date we received it, and the amount of insurance your payment purchased.

               Unscheduled Premium payments must be at least equal to the Minimum Premium Payment limit shown on the Schedule.

5E-1VAB-06

               We will refund any premium payment that exceeds these limits unless you provide us with further satisfactory evidence of the insured's insurability.

ACCEPTANCE OF  The insured must be alive on the date we receive your premium
PREMIUM        payment. We will accept your premium payments for this rider if:
PAYMENTS

               1. We receive your premium payments for the Policy and any other benefit riders as due;

               2. The payment is at least equal to our Minimum Premium Payment
                  Limit for this Rider;

               3. Your total premium payments for the year for this Rider do not exceed our Maximum Premium Payment Limit;

               4. We have not paid benefits under a Rider that provides for the accelerated payment of your insurance proceeds;

               5. Premium payments for the Policy are not being waived under an Insured's disability waiver of premiums benefit;

               6. A preliminary term insurance rider is not in effect; and

               7. Your right to make premium payments for this rider has not been terminated.

               We will refund any unaccepted premium payments.

               If premium payments for the policy are being waived under an insured's waiver of premiums benefit and you have elected at issue to waive your Scheduled Premium payment or the maximum premium payable, if less, this amount will also be waived up until the Insured's age 65, subject to the maximum and minimum limits. You may not make any Scheduled or Unscheduled Premium payments while any premium payments for the Policy are being waived. However, you may make unscheduled payments under this Rider while premium payments for the Policy are being waived under an applicant's waiver of premiums benefit.

               If premiums for the policy are being paid under an automatic premium loan provision, your Scheduled Premium payments for this Rider will not be automatically paid. You may continue to make Unscheduled Premium payments for this rider while premiums for the policy are being paid under the automatic premium loan provision.

               Unless you tell us otherwise, we will apply all payments received for your policy and benefit riders in the following order:

               1. To pay any premium due for the policy Policy and any other benefit riders other than the Option to Purchase Additional Insurance Rider attached to the policy;

               2. To pay the interest due on a policy loan;

               3. To purchase additional insurance under this rider and the
                  Option to Purchase Additional Insurance Rider. The amounts credited to this rider and the Option to Purchase Additional Insurance will be in the same proportion that the Scheduled Premium Payments in effect for these two riders bear to one another.

SEPARATE       [      ] is an investment account set up and kept by us, apart
ACCOUNT        from our general account or other separate investment accounts.
               It is used for variable additional insurance and for other policies and contracts as permitted by law.

               We own the assets of the Separate Account. Assets equal to our reserves and other liabilities of the Separate Account will not be charged with the liabilities that arise from any other business that we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities.

               Income and realized and unrealized gains or losses from the assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains or losses.

               The Separate Account will be valued at the end of each Valuation Period, but at least monthly.

5E-1VAB-06

OUR RIGHT TO   We reserve the right to make certain changes if, in our
MAKE CHANGES   judgment, they would best serve the interests of the owners of benefits such as this one, or would be appropriate in carrying out the purposes of such benefits. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and the approval of any appropriate regulatory authority.

               We may make the following changes:

               1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940, or in any form permitted by law.

               2. To take any action necessary to comply with or obtain any exemptions from the Investment Company Act of 1940.

               3. To transfer any assets in the Investment Division to one or more separate accounts, or to our general account, or to add Investment Divisions to the Separate Account.

               4. To substitute, for the investment company shares held in the
                  Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

               5. To change the way we assess charges, but without increasing the aggregate charged to the Separate Account.

               6. To make any other necessary technical changes in this
                  benefit in order to conform to any action this provision permits us to take.

               If any of these changes result in a material change in the underlying investments of the Separate Account, we will notify you of such change. If you have funds allocated to that division, you may then make a new choice of Investment Divisions.

RIGHT TO       You may change the allocation of future net premiums to the
CHANGE         Fixed Account and the Investment Divisions of the Separate
ALLOCATION     Account. You must allocate at least 1% of net premiums to each alternative you choose. Percentages must be in whole numbers.
               (For example, 33 1/3% may not be chosen.) You must notify us in writing, or by other means as determined by us, of a change in allocation. The change will take effect immediately upon receipt at our designated office.

               You may also change the allocation of the net cash value. To do this, you may transfer amounts among the alternatives at any time, but we reserve the right to limit transfers to and from the Fixed Account. While we do not impose a charge currently, in the future (depending on the volume and amount of transfers), a transfer charge of not more than the charge shown on the Schedule for each transfer may be deducted from the Cash Value from which amounts are transferred proportionately among the Fixed Account and the Investment Divisions of the Separate Account when each transfer is made. However, no charge will be assessed for transfers arising from policy loans and loan repayments or from an automatic investment strategy. Transfers must be in either dollar amounts or a percentage in whole numbers. The minimum amount that may be transferred is shown on the Schedule or, if less, the entire value in an Investment Division of the Separate Account or the entire value in the Fixed Account. There is no limit on the number of transfers to the Fixed Account or among the Investment Divisions of the Separate Account. The change will take effect on the date we receive written notice from you at our Designated Office. No restrictions on transfers will apply it you have selected an automatic investment strategy.

WITHDRAWALS    You may withdraw all or part of the Cash Value of this rider at any time, except for any Cash Value needed as collateral for a policy loan. To do so, you must request the withdrawal in writing, or by other means as determined by us. A withdrawal will reduce the amount of variable additional insurance payable as of the date of withdrawal. The reduced amount of insurance will be the amount of additional insurance that the remaining cash value, if any, will buy at the Net Single Premium for the insured's sex and attained age on the date of withdrawal.

LOAN The Cash Value of this Rider is available as part of the collateral for a loan under the Policy. Any cash value needed for a policy loan will be transferred into the Loan Collateral Account. It will be credited with interest at a rate of not less than the Loan Collateral Interest Rate shown on the Schedule.

5E-1VAB-06

DEFERMENT        We reserve the right to defer the calculation and payment of the variable additional benefits under certain circumstances.
                 Generally, it will not be practical for us to determine the value of the Investment Divisions of the Separate Account during any period when the New York Stock Exchange is closed for trading (except for customary weekend and holiday closings) or when the Securities and Exchange Commission restricts trading or determines an emergency exists. In these cases, we reserve the right to defer: (a) the determination, application, or payment of a cash withdrawal; (b) the transfer of a cash value amount; and
                 (c) the payment of the variable additional insurance as part of the policy's insurance proceeds. We may also defer paying a cash withdrawal or transferring cash from the Fixed Account for up to 6 months from the date we receive your request.

ANNUAL REPORT    Each year we will send you an annual statement. The statement will show the current death benefit and cash value of this rider. It will show the amount and type of credits to, and deductions from, the cash value during the past policy year.
                 The statement will also include any other information required by federal and state laws and regulations.

DIVIDENDS        This rider is not eligible for dividends.

NON-PAYMENT      If your policy lapses, we will automatically transfer the
OF POLICY        cash value of the Investment Divisions to the Fixed Account.
PREMIUMS

REINSTATEMENT    If your right to make premium payments for this rider has
                 ended solely because premiums due on your policy were not paid in the grace period, you may continue to make premium payments for this rider once the policy and this rider have been reinstated. Also, if your right to make premium payments had ended solely because you have not made a payment within the time periods specified in items 3 or 4 in the Termination of Right to Make Payments provision, your right may be reinstated upon proof of insurability satisfactory to us.

AGE AND SEX      If the insured's age or sex on the Date of Rider is not
                 correct, we will recalculate the amount of variable additional insurance by using the Cost of Insurance Charges and the Net Single Premiums applicable to the insured's correct age and sex.

INCONTESTABILITY This Rider will not be contestable after it has been in force during the life of the Insured for two years from the Issue Date of this Rider.

SUICIDE          If the Insured dies by suicide, while sane or insane, within
EXCLUSION        two years from the Issue Date of this Rider:

                 1. This Rider will terminate; and

                 2. The premiums paid for this Rider will be included in the
                    Policy Proceeds.

TERMINATION      You may continue to make premium payments for this Rider
OF RIGHT TO      until the earliest of:
MAKE PAYMENTS

                 1. The date your policy becomes fully paid-up;

                 2. The date on which benefits are exhausted under an
                    Acceleration of Death Benefits rider;

                 3. The 31st day after one full year from the Issue Date of this Rider if you have not made a Scheduled or Unscheduled premium payment for this rider during the policy year; and

                 4. The 31st day after any 2 full consecutive years during
                    which you have not made a Scheduled or Unscheduled premium payment for this Rider.

5E-1VAB-06

TERMINATION    This Rider will terminate and any remaining Net Cash Value will
OF RIDER       be paid to you on the earlier of the following:

               1. The monthly anniversary on or following receipt by us at our
                  Designated Office of your written request, in a form acceptable to us, to terminate this Rider; and

               2. The date the Policy lapses for nonpayment of premiums or otherwise terminates.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change Page.

                                                  INSURANCE COMPANY

                                                  ------------------------------
                                                  Secretary

5E-1VAB-06

OPTION FOR VARIABLE ADDITIONAL BENEFITS RIDER SCHEDULE

INSURED:                         [JOHN DOE]

POLICY NUMBER:                   [SPECIMEN]

SCHEDULED PREMIUM                See Policy Specifications page

UNSCHEDULED PREMIUM              $XXXX

MINIMUM UNSCHEDULED PREMIUM      $XXX

ANNUAL MAXIMUM PREMIUM
PAYMENTS

   FIRST RIDER YEAR              $XXXXXXX

   THEREAFTER                    $XXXXXXX*

COMBINED MAXIMUM PREMIUM         $XXXXXXX**

FIXED ACCOUNT GUARANTEED
INTEREST RATE                    4%

LOAN COLLATERAL ACCOUNT INTEREST
RATE                             4%

PREMIUM LOAD                     3%

MORTALITY AND EXPENSE RISKS      .75% OF THE CASH VALUE OF THE SEPARATE
CHARGE                           ACCOUNT

EXPENSE CHARGE                   $XX

MAXIMUM TRANSFER CHARGE          $25

MAXIMUM TRANSFER AMOUNT          $50

* IF LESS THAN 50% OF THE MAXIMUM PREMIUM IS RECEIVED FOR TWO CONSECUTIVE YEARS, THE MAXIMUM PREMIUM AMOUNT WILL BE THE GREATER OF THE TOTAL PREMIUMS RECEIVED IN EITHER OF THE TWO PREVIOUS YEARS.

** THIS MAXIMUM APPLIES TO THIS RIDER AND TO ANY OPTION FOR FLEXIBLE ADDITIONAL
   INSURANCE OR OPTION FOR PAID UP ADDITIONAL INSURANCE INCLUDED IN THIS POLICY. THIS MAXIMUM APPLIES TO ALL THESE RIDERS COMBINED.

5E-1VAB-06

                         TABLE OF NET SINGLE PREMIUMS

         AGE ON ANNIVERSARY
         ------------------
           0.....................................       0.08676
           1.....................................       0.08778
           2.....................................       0.09034
           3.....................................       0.09303
           4.....................................       0.09586
           5.....................................       0.09884
           6.....................................       0.10198
           7.....................................       0.10530
           8.....................................       0.10880
           9.....................................       0.11248
          10.....................................       0.11631
          11.....................................       0.12028
          12.....................................       0.12437
          13.....................................       0.12853
          14.....................................       0.13272
          15.....................................       0.13693
          16.....................................       0.14116
          17.....................................       0.14542
          18.....................................       0.14974
          19.....................................       0.15415
          20.....................................       0.15870
          21.....................................       0.16342
          22.....................................       0.16834
          23.....................................       0.17348
          24.....................................       0.17887
          25.....................................       0.18452
          26.....................................       0.19045
          27.....................................       0.19665
          28.....................................       0.20312
          29.....................................       0.20987
          30.....................................       0.21688
          31.....................................       0.22417
          32.....................................       0.23171
          33.....................................       0.23952
          34.....................................       0.24760
          35.....................................       0.25594
          36.....................................       0.26453
          37.....................................       0.27338
          38.....................................       0.28248
          39.....................................       0.29183
          40.....................................       0.30142
          41.....................................       0.31125
          42.....................................       0.32131
          43.....................................       0.33160
          44.....................................       0.34214
          45.....................................       0.35291
          46.....................................       0.36392
          47.....................................       0.37518
          48.....................................       0.38668
          49.....................................       0.39844
          50.....................................       0.41044
          51.....................................       0.42268
          52.....................................       0.43512
          53.....................................       0.44776
          54.....................................       0.46057
          55.....................................       0.47352
          56.....................................       0.48662
          57.....................................       0.49986
          58.....................................       0.51325
          59.....................................       0.52678
          60.....................................       0.54046
          61.....................................       0.55426
          62.....................................       0.56814
          63.....................................       0.58205
          64.....................................       0.59597
          65.....................................       0.60986
          66.....................................       0.62371
          67.....................................       0.63752
          68.....................................       0.65130
          69.....................................       0.66506
          70.....................................       0.67876
          71.....................................       0.69236
          72.....................................       0.70579
          73.....................................       0.71895
          74.....................................       0.73177
          75.....................................       0.74419
          76.....................................       0.75623
          77.....................................       0.76791
          78.....................................       0.77929
          79.....................................       0.79043
          80.....................................       0.80134
          81.....................................       0.81199
          82.....................................       0.82233
          83.....................................       0.83226
          84.....................................       0.84170
          85.....................................       0.85064
          86.....................................       0.85911
          87.....................................       0.86718
          88.....................................       0.87496
          89.....................................       0.88256
          90.....................................       0.89014
          91.....................................       0.89787
          92.....................................       0.90599
          93.....................................       0.91475
          94.....................................       0.92441
          95.....................................       0.93512
          96.....................................       0.94681
          97.....................................       0.95910
          98.....................................       0.97112
          99.....................................       0.98054
         100.....................................       1.00000
         101.....................................       X.XXXXX
         102.....................................       X.XXXXX
         103.....................................       X.XXXXX
         104.....................................       X.XXXXX
         105.....................................       X.XXXXX
         106.....................................       X.XXXXX
         107.....................................       X.XXXXX
         108.....................................       X.XXXXX
         109.....................................       X.XXXXX
         110.....................................       X.XXXXX
         111.....................................       X.XXXXX
         112.....................................       X.XXXXX
         113.....................................       X.XXXXX
         114.....................................       X.XXXXX
         115.....................................       X.XXXXX
         116.....................................       X.XXXXX
         117.....................................       X.XXXXX
         118.....................................       X.XXXXX
         119.....................................       X.XXXXX
         120.....................................       X.XXXXX

THE NET SINGLE PREMIUM ON A DATE DURING A POLICY YEAR IS DETERMINED BY INTERPOLATION BETWEEN THE VALUES FOR THE ANNIVERSARIES IMMEDIATELY PRECEDING AND IMMEDIATELY FOLLOWING THAT DATE.

5E-1VAB-06

             TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE CHARGES

                                                       GUARANTEED
                                                     MAXIMUM MONTHLY
            ATTAINED AGE                               PERCENTAGE
            ------------                             ---------------
              0.....................................    0.227954
              1.....................................    0.088732
              2.....................................    0.082954
              3.....................................    0.078824
              4.....................................    0.073039
              5.....................................    0.066423
              6.....................................    0.060631
              7.....................................    0.054834
              8.....................................    0.050692
              9.....................................    0.048205
             10.....................................    0.047376
             11.....................................    0.049034
             12.....................................    0.054006
             13.....................................    0.060631
             14.....................................    0.067251
             15.....................................    0.074692
             16.....................................    0.080476
             17.....................................    0.083780
             18.....................................    0.085431
             19.....................................    0.085431
             20.....................................    0.083780
             21.....................................    0.080476
             22.....................................    0.077172
             23.....................................    0.073039
             24.....................................    0.068905
             25.....................................    0.063941
             26.....................................    0.060631
             27.....................................    0.058147
             28.....................................    0.055663
             29.....................................    0.054006
             30.....................................    0.052349
             31.....................................    0.051520
             32.....................................    0.051520
             33.....................................    0.051520
             34.....................................    0.051520
             35.....................................    0.052349
             36.....................................    0.054006
             37.....................................    0.054834
             38.....................................    0.056491
             39.....................................    0.058147
             40.....................................    0.060631
             41.....................................    0.063114
             42.....................................    0.064769
             43.....................................    0.067251
             44.....................................    0.069732
             45.....................................    0.072213
             46.....................................    0.073866
             47.....................................    0.076345
             48.....................................    0.078824
             49.....................................    0.081302
             50.....................................    0.083780
             51.....................................    0.086256
             52.....................................    0.089558
             53.....................................    0.093682
             54.....................................    0.096981
             55.....................................    0.101103
             56.....................................    0.104398
             57.....................................    0.107693
             58.....................................    0.110987
             59.....................................    0.115102
             60.....................................    0.118393
             61.....................................    0.122505
             62.....................................    0.126615
             63.....................................    0.131544
             64.....................................    0.136471
             65.....................................    0.140575
             66.....................................    0.145497
             67.....................................    0.149596
             68.....................................    0.153694
             69.....................................    0.156971
             70.....................................    0.161884
             71.....................................    0.166795
             72.....................................    0.172520
             73.....................................    0.178242
             74.....................................    0.184777
             75.....................................    0.190491
             76.....................................    0.196202
             77.....................................    0.200279
             78.....................................    0.203539
             79.....................................    0.206798
             80.....................................    0.210056
             81.....................................    0.214127
             82.....................................    0.217382
             83.....................................    0.222263
             84.....................................    0.226328
             85.....................................    0.229579
             86.....................................    0.232016
             87.....................................    0.233641
             88.....................................    0.234453
             89.....................................    0.233641
             90.....................................    0.232016
             91.....................................    0.228766
             92.....................................    0.223076
             93.....................................    0.216568
             94.....................................    0.208427
             95.....................................    0.201094
             96.....................................    0.195387
             97.....................................    0.190491
             98.....................................    0.183144
             99.....................................    0.163521
            100.....................................    X.XXXXXX
            101.....................................    X.XXXXXX
            102.....................................    X.XXXXXX
            103.....................................    X.XXXXXX
            104.....................................    X.XXXXXX
            105.....................................    X.XXXXXX
            106.....................................    X.XXXXXX
            107.....................................    X.XXXXXX
            108.....................................    X.XXXXXX
            109.....................................    X.XXXXXX
            110.....................................    X.XXXXXX
            111.....................................    X.XXXXXX
            112.....................................    X.XXXXXX
            113.....................................    X.XXXXXX
            114.....................................    X.XXXXXX
            115.....................................    X.XXXXXX
            116.....................................    X.XXXXXX
            117.....................................    X.XXXXXX
            118.....................................    X.XXXXXX
            119.....................................    X.XXXXXX
            120.....................................    X.XXXXXX

MONTHLY COST OF INSURANCE CHARGES IS ASSESSED AS A PERCENTAGE OF THE BEGINNING OF MONTH CASH VALUE. MONTHLY COST OF INSURANCE CHARGES WILL NEVER BE LESS THAN $0.01.

5E-1VAB-06  M  PR/A